Exhibit 99.4

Instruction to Registered Holders and DTC Participants

From Beneficial Owner of 5.50% Senior Notes due 2026

Of

IIP OPERATING PARTNERSHIP, LP

The undersigned hereby acknowledges receipt of the prospectus, dated _________, 2021, of IIP Operating Partnership, LP, a Delaware limited partnership (the “Company”), and the letter of transmittal, that together constitute the Company’s offer to exchange up to $300,000,000 aggregate principal amount of its new 5.50% Senior Notes due 2026 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 5.50% Senior Notes due 2026 (the “private notes”). Private notes may be tendered in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the private notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the letter of transmittal.

The aggregate face amount of the private notes held by you for the account of the undersigned is (fill in amount): $_________________________ of 5.50% Senior Notes due 2026.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER ALL of the private notes held by you for the account of the undersigned.

☐ To TENDER the following private notes held by you for the account of the undersigned (insert principal amount of private notes to be tendered, if any): $___________ of 5.50% Senior Notes due 2026.

☐ NOT to TENDER the following private notes held by you for the account of the undersigned.

If the undersigned instructs you to tender private notes held by you for the account of the undersigned, the undersigned represents, warrants and agrees that:

•	You are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that:

o	The exchange notes acquired pursuant to the exchange offer being acquired in the ordinary course of business of the undersigned;

o	The undersigned is not engaging in and does not intend to engage in a distribution of the exchange notes;

o	The undersigned does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes;

o	The undersigned is not an “affiliate” of the Company, Innovative Industrial Properties, Inc. or any subsidiary of the Company or Innovative Industrial Properties, Inc., within the meaning of Rule 405 under the Securities Act;

o	If the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

o	If the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

o	Any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the exchange offer for the purpose of distributing the exchange notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters;

o	A secondary resale transaction described in the previous bullet point and any resales of exchange notes or interests therein obtained by such holder in exchange for private notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC;

o	If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for private notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

o	The undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations.

•	You, on behalf of the undersigned, agree to the terms set forth in the letter of transmittal; and

•	You will take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of private notes.

If an executed copy of this instruction letter is returned, the entire principal amount of private notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns the private notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the private notes and to acquire exchange notes issuable upon the exchange of such tendered private notes, and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the tendered private notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Capacity (full title), if signing in a fiduciary or representative capacity:

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date: